Exhibit 99.1

XcelMobility, Inc. Announces Acquisition of Online Lottery

Business in China Further Leveraging its Established Online

Business Platform

XcelMobility Completes Move to New Office Headquarters

PALO ALTO, CA – September 29, 2014 – XcelMobility, Inc. (OTCQB: XCLL, OTCBB: XCLL) (“Xcel” or the “Company”), a leading mobile internet application development and marketing company, today announced that it has entered into an agreement to acquire Silver Creek Digital’s Online Sports Lottery Business Unit, including its proven products, licenses, industry relationships and talented employees.

“We’re very excited about the growth opportunities that can quickly develop once we incorporate Silver Creek’s online sports lottery business within our existing online mobile platform,” said Ronald Strauss, Executive Chairman of XcelMobility. “Silver Creek has been using our cloud network in China for over a year and we have already witnessed the growth that can be achieved by combining our resources. We are confident that their proven success to date and established key relationships in China will drive our ability to strongly penetrate the very new and fast-growing online lottery business in China. Together, XcelMobility can move forward as an even stronger online player in China and can quickly become a leader in the online lottery market in China that is growing at over 40% per year.”

The Chinese lottery market has experienced strong growth in recent years as a result of positive macro trends in China, such as robust economic growth, increases in disposable income and a more positive shift in public perception towards the lottery business. Total lottery sales in China is projected to be $61 billion and $73.3 billion in 2014 and 2015, respectively, representing a 21.5% and 20.3% increase in 2014 and 2015 from their respective preceding years, according to an iResearch Report. The iResearch Report projected online sales amount for sports lottery products to be $2.2 billion and $3.2 billion in 2014 and 2015, respectively, representing 47.3% and 44.8% increase from the respective preceding years.

Specific financial terms of the transaction are undisclosed. The transaction is subject to various standard closing conditions and is expected to close within 30 days.

XcelMobility has also announced that it has completed the move to its new headquarters in Palo Alto, CA. The new address is 2225 East Bayshore Rd., Suite 200, Palo Alto, CA 94303. Phone: (650) 320-1728.

About XcelMobility, Inc.

XcelMobility is a leading developer and marketer of mobile internet products and services, specifically focused on China’s burgeoning mobile market of well over 1 Billion Users.  The Company continues to grow through acquisition, including the recent online lottery business.
For more information email info@xcelmobility.com or visit: www.xcelmobility.com and https://www.facebook.com/pages/Xcelmobility-Inc/275827129230531

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development of new business opportunities, zero operational impact and projected costs, future operations, revenue, profits, gross margins and results of operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Investor Relations Contact:

Stanley Wunderlich

Consulting for Strategic Growth 1 Ltd.

Tel: 800-625-2236 ext. 7770

Email: info@cfsg1.com